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                                                                      Exhibit 10


                             EMPLOYMENT AGREEMENT
                             --------------------

THIS EMPLOYMENT AGREEMENT, dated as of June 16, 1999, is by and between Katherine N. Vick, residing at 14 Flanders Lane, Kent, Connecticut 06757 (the "Executive") and Cyberian Outpost, Inc., a Connecticut corporation with its principal offices at 27 N. Main Street, Kent, Connecticut 06757 (the "Company").

WHEREAS, the Company presently employs the Executive pursuant to the terms of an Employment Agreement made as of June 2, 1998 (the "Former Employment Agreement");

WHEREAS the Company and the Executive desire to terminate the Former Employment Agreement; and

WHEREAS the Company wishes to continue to employ the services of the Executive for the period and upon the terms and conditions hereinafter set forth, and Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1.   Employment.
          ----------

     (a) The Company will employ the Executive, and the Executive agrees to be employed by the Company, as Executive Vice President for Business Development and Chief Financial Officer of the Company. Executive will have the responsibilities, duties and authority commensurate with her position as Executive Vice President for Business Development and Chief Financial Officer.

     (b) During the Employment Term, as defined in Paragraph 2(a) below, the Company may (i) change the Executive's title but not below the level of Executive Vice President; (ii) decrease the Executive's functions, duties, responsibilities or administrative support but not below the functions, duties, responsibilities and administrative support of director-level employees; and
(iii) relocate the Executive's office but only into an office that is commensurate with offices reserved for Executive Vice Presidents of the Company.

     (c) Executive shall devote her full business time and energies to the business and affairs of the Company. It is expected that the Executive will work forty (40) hours per week. If the Executive is no longer the Executive Vice President for Business Development and Chief Financial Officer of the Company, up to 75% the Executive's work may be performed in a location other than corporate headquarters, provided that the Executive provides, within five (5) days of any month end, monthly reports to the President and Chief Executive Officer or the Chairman of the Board of Directors in form and substance satisfactory to the Company, which reports summarize the results of her efforts on behalf of the Company during the preceding month. Notwithstanding the foregoing, nothing contained in this Paragraph 1(c) shall be deemed to prevent or limit her right to: (i) own not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market ( a "Public

Company"), provided that Executive does not otherwise have any relationship with such company; (ii) make passive investments aggregating to not more than ten percent (10%) of the securities of any entity that is not a Public Company and is not engaged in a competing business with the Company and with respect to which she is not obligated or required to, and which she does not in fact, devote any substantial efforts which interfere with her fulfillment of her duties hereunder; (iii) continue her passive investment in Katherine Vick, Ltd., provided she is not obligated to or required to, and she does not in fact, devote any efforts to such entity which interfere with her fulfillment of her duties hereunder and provided further that such entity does not provide services to any entity which competes (as defined in Paragraph 14(b) hereof) with the Company; and (iv) subject to the prior approval of the Chairman of the Board of Directors or the President and Chief Executive Officer of the Company, to serve as a member on the Board of Directors, Board of Trustees or other similar body of other corporations, trade associations, professional associations or entities, provided that, in any event, Executive may continue to serve as a member on boards of which she is currently a member, consisting of the boards or advisory boards of Connecticut Innovations, Inc. and Access Connecticut L.P.

     2.   Term of Employment.
          ------------------

     (a) Executive's employment hereunder shall commence on June 16, 1999 and continue until January 31, 2001, subject to extension in accordance with the provisions of the following paragraph, unless terminated earlier in accordance with the terms hereof (the "Employment Term").

     (b) On February 1, 2001 and February 1, 2003, Executive's employment hereunder shall be automatically extended for a period ending on January 31, 2003 and January 31, 2005, respectively, unless earlier terminated in accordance with the terms hereof, and unless either Executive or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice shall have been given no later than sixty (60) days prior to February 1, 2001 and February 1, 2003, as the case may be. The terms and conditions of the two-year renewal options shall be negotiated in good faith by the Executive and the Company, and may include a provision that enables the Company to terminate the Executive without cause. If either party gives such notice and absent earlier termination in accordance with the terms hereof, the Termination Date (as defined below) shall be the last day of the Employment Term.

     As used herein, "Termination Date" shall mean the last date of Executive's employment, as determined in accordance with the terms of this Agreement.

     3.   Compensation.
          ------------

     (a) Base Salary. In consideration for Executive's services under this Agreement, Executive will be paid (i) during the period commencing on June __, 1999 and ending on January 31, 2000, salary at an annual salary rate of $160,000 and (ii) during the twelve (12) month period commencing on February 1, 2000, at an annual salary rate as determined by the Board of Directors of the Company (the "Board") or its Compensation Committee, but in any event at least equal to $160,000. Executive's annual salary rate in effect from time to time is

                                      -2-
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referred to herein as the "Base Salary." Executive's Base Salary shall be paid in periodic installments at such times as salaries are generally paid to other senior executives of the Company.

     (b) Bonus Plans. In addition to Executive's Base Salary, Executive shall be entitled to participate in any bonus plans which the Company provides or may establish for the benefit of its senior executives pursuant to which she may be paid any such discretionary bonus payments as the Board or its Compensation Committee shall determine in recognition of Executive's and the Company's performance. In accordance with this provision, the Executive may earn a bonus of up to $56,000 during the Company's fiscal year ended February 28, 2000, payable as soon as possible thereafter and to be tied to performance goals to be set by the Compensation Committee, based on a proposal to be submitted by management of the Company to the Compensation Committee.

     4.   Benefits and Reimbursement of Expenses.
          --------------------------------------

     (a) Vacation. Executive shall be entitled to four (4) weeks of vacation during each twelve (12) month period commencing on February 1, 1999 and February 1, 2000 (an "Employment Year"). All vacation days shall be taken with the reasonable advance approval of the President and Chief Executive Officer, or in his or her absence, the Chairman of the Board of Directors, at such time or times reasonably calculated so as not to interfere with the business of the Company. If Executive does not use her vacation leave in any Employment Year, she may carry the unused days, including nineteen (19) vacation days which are accrued as of the date of this Agreement, over from year to year on a cumulative basis.

     (b) Employee Benefit Plans and Other Benefits. Executive shall also be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its senior executives (including, without limitation, group life, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans). During the Employment Term, the Company, at its expense, shall use commercially reasonable efforts to purchase and maintain (i) a term life insurance policy in the amount of $500,000 on the life of the Executive, in which the estate of the Executive or another individual or entity determined at the Executive's discretion, is named as the beneficiary, and (ii) a long-term disability policy in favor of the Executive for up to sixty percent (60%) of the Executive's Base Salary.

     (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by her in furtherance of the Company's business in accordance with reasonable policies adopted from time to time by the Company. The Company will also (i) provide Executive with a monthly allowance to partially offset the cost of acquisition and maintenance of a first class automobile for use by Executive primarily in connection with the performance by her of her duties under this Agreement, (ii) reimburse the Executive for the cost of an annual physical exam (up to $500 per year), personal financial counseling (up to $2,500 per year) and annual income tax preparation (up to $750 per year).

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     5.   Termination upon Death or Disability.
          ------------------------------------

     (a) Executive's employment by the Company shall terminate upon her death, or upon fifteen (15) days prior written notice from the Company if, by virtue of total and permanent disability (as hereinafter defined), Executive is unable to perform her duties hereunder.

     (b) Executive shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury Executive is unable to or fails to perform a substantial portion of her duties hereunder for a period of one hundred eighty (180) consecutive calendar days or more. The determination that, by virtue of total and permanent disability, Executive is unable to perform a substantial portion of her duties hereunder shall be made by a physician chosen by the Company and reasonably satisfactory to Executive (or her legal representative). The cost of such examination shall be borne by the Company. Executive shall submit to such examination upon the Company's request.

     (c) For purposes of this Paragraph 5, the Termination Date in the event of death shall be the date of death and in the event of total and permanent disability shall be the date fifteen (15) days after the Company's written notice to Executive that the physician referenced to above in Paragraph 5(b) has made a determination of Executive's total and permanent disability in accordance with Paragraph 5(b) above.

     6.   Termination by the Executive. Executive's employment may be
          ----------------------------
terminated by her, by giving a Notice of Termination at any time by written notice of at least sixty (60) days to the Company. The Termination Date in the event of any such termination shall be the date set forth in the Notice of Termination.

     7.   Termination by the Company.
          --------------------------

     (a) Termination Events. Executive's employment may be terminated at any time by the Company (i) with Cause (in accordance with Paragraph (b) below) by a Notice of Termination to Executive, effective immediately unless a later date is otherwise stated in such notice, which date shall be the Termination Date therefor, or (ii) upon the Executive's death or total and permanent disability in accordance with Paragraph 5.

     (b) Definition of "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon: (i) the continued failure by Executive to substantially perform her duties hereunder (other than any such failure resulting from her incapacity due to physical or mental illness); (ii) the willful engaging by Executive in misconduct which is materially injurious to the Company's business or reputation, monetarily or otherwise; (iii) the willful violation by Executive of any material provision of this Agreement; (iv) Executive's conviction of an act of fraud or embezzlement against the Company or (v) in the event that the Executive is no longer the Executive Vice President for Business Development and Chief Financial Officer, the continued failure of the Executive to work forty (40) hours per week or, to the extent that the Executive's work is performed in a location other than corporate headquarters, the continued failure of the Executive to provide the written monthly reports referred to in Paragraph 1(c). Executive shall not be deemed to have been terminated for Cause unless (1) reasonable notice has been delivered to her setting forth the reasons for the Company's

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intention to terminate for Cause, and (2) a period of twenty (20) days has elapsed since delivery of such notice during which Executive was afforded an opportunity to cure, if capable of remedy, the reasons for the Company's intention to terminate for Cause.

     8.   Notice of Termination. Any termination of Executive's employment by
          ---------------------
the Company or by the Executive (other than as a result of death) shall be communicated by written notice of termination to the other party hereto in accordance with Paragraph 17(a) (a "Notice of Termination").

     9.   Payments of Compensation Upon Termination or Expiration.
          -------------------------------------------------------

     (a) For Cause, by Executive or upon Death or Total and Permanent Disability. In the event the Company shall terminate the Executive's employment for Cause, or the Executive shall terminate her employment, or the Executive gives written notice under Paragraph 2(b) of her desire to end the automatic extension of the Employment Term, or in the event of the death or total and permanent disability of the Executive pursuant to Paragraph 5, then Executive shall be entitled as of the Termination Date to no compensation under this Agreement, except as provided in Paragraph 12.

     (b) Expiration Occasioned by Company. If the Company gives the Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, the Company shall continue to pay the Executive a salary at the rate of the Base Salary per annum until July 31, 2001. In addition, the Executive shall be entitled to receive, to the extent earned and not already paid, any bonus payable pursuant to Paragraph 3 for the prior fiscal year. Furthermore, in such event, the Executive shall be entitled to the continuation of benefits set forth in Paragraph 11 below until July 31, 2001.

     (c) Termination following a Change of Control. In the event that, following a Change of Control (as defined below) of the Company, if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, Executive shall be entitled to a lump-sum payment payable within thirty (30) days of the expiration of the Employment Term equal to the sum of (i) three (3) times the annual Base Salary rate in effect immediately prior to such Termination Date, plus (ii) to the extent earned and not already paid, any bonus payable pursuant to Paragraph 3 for the prior fiscal year. Furthermore, in such event, Executive shall be entitled to the continuation of benefits set forth in Paragraph 11 below until the later of (A) twelve (12) months following the Termination Date or (B) January 31, 2001.

     As used herein, a "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

     (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company;

     (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to the date hereof whose election or

                                      -5-
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     nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this provision, considered as though such individual were an Incumbent Director; or

     (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

     (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than Darryl Peck, the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate (A) in the event the Company is not a "Reporting Company" (meaning a Company that is subject to the reporting requirements of the Exchange Act and has registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the Exchange Act), fifty percent (50%) or more or (B) in the event the Company is a Reporting Company, twenty-five percent (25%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company.

     In the event that the Company hires a President and Chief Executive Officer before January 31, 2001, and the Company agrees to make additional payments to compensate such Executive for any excise tax imposed by Internal Revenue Code
Section 4999 on so-called "excess parachute payments," then the Company shall agree to compensate Executive similarly, but not more than $2,000,000 for any such excise tax imposed on Executive.

     10.  Equity Compensation.
          -------------------

     (a) New Option. On the date hereof, the Company shall grant to Executive, an option to purchase 100,000 shares of the common stock of the Company pursuant to the Company's 1998 Employee, Director and Consultant Stock Plan at a per share exercise price equal to the fair market value of the common stock of the Company. The option will have a term of ten years. Upon termination of Executive's employment for any reason other than Cause, the Executive will have the lesser of (i) two (2) years or (ii) the remaining term of the option, to exercise the option. The option will become exercisable for 25,000 shares on the date hereof and the remainder of the option will become exercisable in 20 equal monthly installments through

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January 31, 2001. The option will be subject to such other terms as deemed appropriate by the Board or its Compensation Committee and set forth in the applicable option agreement. In the event of a Change of Control after the date hereof, the option will become fully exercisable.

     (b) Paragraph 10(b) of the Former Employment Agreement shall survive the execution of this Agreement and remain in full force and effect.

     11.  Continuation of Benefits. If the Company gives Executive written
          ------------------------
notice under Paragraph 2(b) above that the Employment Term shall not be extended, then the Executive shall continue to be entitled to the insurance benefits to which she was entitled, pursuant to Paragraph 4(b) hereof, as of immediately preceding the applicable Termination Date, at the Company's expense for the period of time following the Termination Date specified in Paragraphs 9(b) or 9(c), but only to the extent that the underlying insurance plan permits continued coverage of a non-employee.

     12.  Accrued Compensation. In the event of any termination of Executive's
          --------------------
employment for any reason, Executive (or her estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of her employment during the period prior to termination and has not yet been paid, together with any amounts for accrued but unused vacation time and for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within thirty (30) days of the Termination Date.

     13.  Confidential Information. The Executive shall not use for her own
          ------------------------
advantage or disclose any proprietary or confidential information relating to the business operations or properties of the Company or any other entity directly or indirectly controlled by the Company (each an "Affiliate") or any of their respective customers, suppliers, servicers, licensors or licensees, unless such information has become public through no fault of the Executive. Upon termination of the Executive's employment, the Executive will surrender and deliver to the Company all documents and information of every kind relating to or connected with the Company or any Affiliate and their respective businesses, customers, suppliers, servicers, landlords, licensors and licensees.

     14.  Non-compete.
          -----------

     (a) During Executive's employment under this Agreement or otherwise and for a period of six (6) months after the Termination Date, Executive will not, without the express written consent of the Company, anywhere in the United States or any territory or possession thereof or in any foreign country in which the Company was active as of the Termination Date: (i) compete with the Company or any Affiliate; or (ii) otherwise interfere with, disrupt or attempt to interfere with or disrupt the relationship between the Company or an Affiliate and any person or business that was a customer, supplier, lessor, licensor, contractor or employee of the Company or such Affiliate on the Termination Date or within two (2) years prior to the Termination Date. In addition, for a period of six (6) months after the Termination Date, Executive will not, directly or indirectly, solicit or endeavor to entice away from the Company any of its employees.

                                      -7-
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     (b)  The term "compete" as used in this Paragraph 14 means directly or indirectly, or by association with any entity or business, either as a proprietor, partner, employee, agent, consultant, director, officer, shareholder or in any other capacity or manner to solicit for hire, hire, sell to, rent from, or otherwise conduct any business related to the Internet-based retail sale of computer hardware, software or peripherals or any other material business conducted by the Company.

     (c) The foregoing shall not prohibit Executive from owning not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market, provided that Executive does not otherwise have any relationship with such company.

     15.  Indemnification; Insurance. During the period of Executive's
          --------------------------
employment hereunder and thereafter, the Company agrees to indemnify Executive in her capacity as an officer of the Company to the maximum extent permitted under applicable state law, and, without limiting the foregoing, the Company will pay all expenses incurred by Executive in accordance with Section 145(e) of the Delaware General Corporation Law; this provision will survive the termination of this Agreement. Further, if available upon payment of a reasonable premium as determined by the Board, the Company will secure standard Director and Officer Liability Insurance covering Executive in her capacity as an officer of the Company to the extent such insurance is secured for other senior executives of the Company.

     16.  Specific Performance. Each party agrees that money damages would not
          --------------------
be a sufficient remedy for any breach of this Agreement by the Company and that Executive's sole remedy shall be specific performance.

     17.  General.
          -------

     (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Company:       Cyberian Outpost, Inc.
                              27 N. Main Street
                              Kent, Connecticut 06757
                              Attn: President and Chief Executive Officer

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     If to Executive:         Katherine N. Vick
                              14 Flanders Lane
                              Kent, Connecticut 06757

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement. This Agreement, together with Paragraph 10(b) of the Former Employment Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including without limitation, the Former Employment Agreement. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Parties. This Agreement is personal and shall in no way be subject to assignment by Executive. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company, and shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor as aforesaid.

     (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

     (g) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Connecticut or of the United

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States of America for the District of Connecticut. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 17(a) hereof.

     (h) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (i) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (k) Expenses. The Company will reimburse the Executive for her reasonable legal fees in connection with the negotiation of this Agreement.

     (l) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                   CYBERIAN OUTPOST, INC.


                                   By:  /s/Darryl Peck
                                        ---------------------
                                        Darryl Peck,
                                        President and Chief Executive Officer


                                        /s/ Katherine N. Vick
                                        ---------------------
                                        Katherine N. Vick

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